UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INNOVATIVE EYEWEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Innovative Eyewear, Inc.

11900 Biscayne Blvd., Suite 630

North Miami, Florida 33121, July 18, 2023

EXPLANATORY STATEMENT

This Amendment No. 1 to the Definitive Proxy Statement of Innovative Eyewear, Inc. (the “Company”) amends and supersedes only those items of the Definitive Proxy Statement originally filed with the Securities and Exchange Commission on June 23, 2023 (the “Proxy Statement”) which are contained in this amendment. All other information in the Proxy Statement remains unchanged.

In response to inquiries, the Company is providing this amendment solely to supplement certain information in the Proxy Statement. Specifically, this amendment relates to the tabulation of the total number of shares of Common Stock issued and outstanding as of the Record Date. This Amendment No. 1 to the Definitive Proxy Statement hereby amends the number of shares of the Company’s Common Stock issued and outstanding on the Record Date of June 5, 2023 that was reported on pages 1 (one) and 5 (five) of the Definitive Proxy Statement to the correct total of 8,417,239 shares of the Company’s Common Stock, each having one vote per share.